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                                                                EXHIBIT 10.15









                JOHN DEERE DEFINED CONTRIBUTION RESTORATION PLAN

                            EFFECTIVE 1 JANUARY 1997































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TABLE OF CONTENTS
                                                                      Page
ARTICLE I.  ESTABLISHMENT, PURPOSE AND CONSTRUCTION

1.1  Establishment                                                     65
1.2  Purpose                                                           65
1.3  Effective Date and Plan Year                                      65
1.4  Application of Plan                                               65
1.5  Construction                                                      65

ARTICLE II.  PARTICIPATION

2.1  Eligibility to Participate                                        66
2.2  Effect of Transfer                                                66
2.3  Beneficiaries                                                     66

ARTICLE III.  CONTRIBUTIONS

3.1  Salary Deferral Allocations                                       66
3.2  Employer Matching Allocations                                     66
3.3  Deferral Elections                                                66
3.4  FICA Tax                                                          67

ARTICLE IV.  ACCOUNTS AND RATE OF RETURN

4.1  Participant Accounts                                              67
4.2  Rate of Return                                                    67
4.3  Electing a Rate of Return                                         67
4.4  Qualified Domestic Relations Orders                               67

ARTICLE V.  VESTING

5.1  Vested Interest                                                   67
5.2  Forfeiture of Non-Vested Balances                                 67
5.4  Forfeiture Account                                                68

ARTICLE VI.  DISTRIBUTIONS

6.1  Time and Manner                                                   68
6.2  Election                                                          68
6.3  form of Distribution                                              68

ARTICLE VII.  ADMINISTRATION, AMENDMENT AND TERMINATION

7.1  Employment Rights                                                 69
7.2  Applicable Law                                                    69
7.3  Non-Alienation                                                    69
7.4  Withholding of Taxes                                              69
7.5  Unsecured Interest., Funding and Rights Against Assets            69
7.6  Effect on Other Benefit Plans                                     69
7.7  Administration                                                    69
7.8  Amendment, Modification or Termination                            70


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                JOHN DEERE DEFINED CONTRIBUTION RESTORATION PLAN

                ARTICLE I.  ESTABLISHMENT, PURPOSE AND CONSTRUCTION

1.1 ESTABLISHMENT. Effective 1 January 1997, Deere & Company established the John Deere Restoration Plan (the "Plan") for the benefit of the salaried employees on its United States payroll and the salaried employees of its United States subsidiaries or affiliates that have adopted the John Deere Savings and Investment Plan (the "SIP"). Deere & Company and its United States subsidiaries and affiliates that have adopted the SIP (jointly the "Company") are also deemed to have adopted this Plan.

1.2 PURPOSE. The Company maintains a defined contribution plan, known as the John Deere Savings and Investment Plan, which is intended to be a qualified defined contribution plan which meets the requirements of Section 401(a) and 401(k) of the Internal Revenue Code of 1986 (the "Code").
Section 401(a)(17) of the Code limits the amount of compensation paid to a participant in a qualified defined contribution plan which may be taken into account in determining contributions under such a plan. Section 402(g) of the Code limits the amount of compensation a participant may defer in a qualified defined contribution plan. Section 415 of the Code limits the amount which may be contributed under a qualified defined contribution plan. This Plan is intended to restore contributions which, when combined with the amount actually contributed under the SIP, are reasonably comparable to the contributions which participants in the SIP would have received under such plan if there were no limitations imposed by Sections 401(a)(17), 402(g) and 415 of the Code.

When restoring contributions limited by Sections 401(a)(17) and 402(g) of the Code, the Plan is intended to qualify as an unfunded deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). When restoring contributions limited by Section 415 of the Code, the Plan is intended to qualify as an unfunded "excess benefit plan," as defined in section 3(36) of ERISA and within the meaning of Section 415 of the Code.

1.3 EFFECTIVE DATE AND PLAN YEAR. This Plan shall be effective 1 January 1997. The Plan Year shall be the twelve-month period beginning on 1 November of each year and ending on 31 October of the following year with the exception of the first Plan Year which will start 1 January 1997 and end 31 October 1997.

1.4 APPLICATION OF PLAN. The terms of this Plan are applicable only to eligible employees of the Company as described in Section 2.1 below who become eligible to defer compensation hereunder on or after 1 January 1997.

1.5 CONSTRUCTION. Unless the context clearly indicates otherwise or unless specifically defined herein, all operative terms used in this Plan shall have the meanings specified in the SIP and the words in the masculine gender shall

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be deemed to include the feminine and neuter genders and the singular shall be deemed to include the plural and vice versa.

                             ARTICLE II.  PARTICIPATION

2.1 ELIGIBILITY TO PARTICIPATE. Any employee participating in the Contemporary SIP under Article III of the SIP whose salary deferral and matching contribution under such plan are reduced by the limitation imposed by Sections 401(a)(17), 402(g) and 415 of the Code shall be eligible to participate in the Plan.

2.2 EFFECT OF TRANSFER. An employee who is a participant in this Plan and who ceases to be an eligible employee as described in Section 2.1 above shall cease participation in the Plan; however, any past contributions and applicable matching contributions will continue to be accounted for as elected by the employee subject to Section 4.2 of this Plan provided such employee continues as an employee on the United States payroll of the Company.

2.3 BENEFICIARIES. Beneficiaries under this Plan shall be determined in accordance with Section 8.6 of the SIP, however, beneficiaries for this Plan shall be designated on a separate form and may be an individual or individuals other than beneficiaries designated under the SIP.


                            ARTICLE III.   CONTRIBUTIONS

3.1   SALARY DEFERRAL ALLOCATIONS.   Pursuant to a salary deferral agreement
in force under the SIP any amount of contribution up to 6% of compensation that is restricted by Section 401(a)(17), 402(g) and 415 of the Code shall be allocated to a salary deferral account under this Plan.

3.2   EMPLOYER MATCHING ALLOCATIONS.   Employer matching contributions, if
any, corresponding to salary deferral allocations under Section 3.1 above shall be allocated to a matching account under this Plan. Employer matching contributions under this Plan will be determined as shown in Article IV,
Section 4.1 of the SIP.

3.3 DEFERRAL ELECTIONS. Effective 1 January 1997 or the first day of any subsequent month, an eligible employee may elect to defer compensation by completing a written election no later than the last work day of any month authorizing the Company to defer a percentage of compensation under Section
4.8 of the SIP provided however that such employee is participating in the Contemporary SIP. Such election will remain in force until changed or revoked by the employee or the employee ceases to be eligible to participate according to Article II of this Plan.

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3.4  FICA TAX.  All salary deferral allocations are subject to FICA tax in the payroll period in which they are deferred. Such FICA taxes will be withheld as necessary from the participant's compensation prior to any compensation deferral under this Plan or the SIP.

                      ARTICLE IV.  ACCOUNTS AND RATE OF RETURN

4.1 PARTICIPANT ACCOUNTS. Bookkeeping accounts will be maintained for each participant under the Plan and shall be credited with a rate of return as provided in Section 4.2 below. Such rate of return shall be credited as of the end of each business day.

4.2 RATE OF RETURN. The rate of return for a Participant's account shall be the average of Prime Rate plus two percent as determined by the Federal Reserve statistical release for the month immediately preceding the month for which such rate shall be credited to account balances for deferrals and Employer matching allocations under this Plan.

Alternatively, a Participant may elect a rate of return equal to the average of the S & P 500 Index for the month immediately preceding the month for which such rate shall be credited to account balances for deferrals and Employer matching allocations under this Plan.

4.3 ELECTING A RATE OF RETURN. A Participant may elect a rate of return for existing and future account balances by directing the Recordkeeper between the 1st and the 20th day of the month prior to the beginning of the calendar quarter for which the election is effective. A Participant may choose either of the above rates of return for any portion of the account in whole percentage increments as long as the minimum value of transfer is $250 or more. The sum of all such portions must equal 100%.

4.4 QUALIFIED DOMESTIC RELATIONS ORDERS. In the event of a Qualified Domestic Relations Order, a separate account will be established for any qualified alternate payee subject to Article V with the same rights under this Article IV as a participant.

                                ARTICLE V.  VESTING

5.1  VESTED INTEREST.   Pursuant to Section 4.4 above a Participant shall be
fully vested in the portion of the account comprised of Salary Deferral Allocations and growth additions thereon. Furthermore, the Participant shall be 100% vested after attaining 3 years of service credit on the Employer Matching Allocations and the growth additions thereon. In the event of a Qualified Domestic Relations Order, no portion of unvested Employer Matching Allocations or the growth additions thereon may be assigned to the alternate payee.

5.2 FORFEITURE OF NON-VESTED BALANCES. The Participant whose employment is terminated prior to 3 years of service credit shall forfeit all Employer Matching Allocations and the growth additions thereon. Provided however, that such forfeiture shall be reinstated if the participant is reemployed

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within 5 years following such termination and completes vesting requirements in 5.1 above.

5.4 FORFEITURE ACCOUNT. The forfeiture provided in 5.2 above shall be suspended and held in a forfeiture account for 5 years following the Participants termination. During this suspension, the forfeiture account shall be credited with the Prime plus 2 % rate of return. Following the end of this 5 year period the balance of the forfeiture account will revert to the Company to offset Employer Matching allocations for other Participants.

                             ARTICLE VI.  DISTRIBUTIONS

6.1 TIME AND MANNER. Distribution of a Participant's account shall commence as soon as practicable after the valuation date at the end of the month following 30 days after the Participant's termination of employment or 60 days following a Participant's death in accordance with the election in 6.2 below and form of distribution shown in 6.3. Distribution must begin no later than 1 January of the year following the year the Participant reaches age 75.

6.2 ELECTION. A Participant shall make an irrevocable election regarding the time and manner of distribution no later than 30 days following termination of employment. If the Participant's employment is terminated by death, any eligible beneficiary shall make such irrevocable election within 60 days following the Participant's death. In the event of a Qualified Domestic Relations Order, an alternate payee shall make such irrevocable election no later than 30 days following the earliest to occur of the Participant's termination of employment or attainment of age 50.

6.3  FORM OF DISTRIBUTION.
     a.  A single lump sum payment
     b. A specified dollar amount each month until account balance reaches zero.
     c. A decrementing withdrawal over a specific period of time which results in a zero account balance.

In the event of the death of the Participant, such beneficiaries may elect the above forms of distribution so long as the account balance is zero at the end of 5 years following the end of the month of Participant's death. In the event of a Qualified Domestic Relations Order, the alternate payee may elect the above forms of distribution so long as the account balance is zero at the end of 5 years following the earliest to occur of the Participant's termination of employment or attainment of age 50.

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              ARTICLE VII.  ADMINISTRATION,  AMENDMENT AND TERMINATION

7.1. EMPLOYMENT RIGHTS. Nothing under this Plan shall be construed to give any employee the right to continue employment with the Company or to any benefits not specifically provided herein.

7.2 APPLICABLE LAW. This Plan, to the extent it is not exempt therefrom, shall be governed and construed in accordance with the applicable provisions of ERISA. To the extent not governed by ERISA, this Plan shall be governed and construed in accordance with the laws of the State of Illinois, exclusive of conflict laws.

7.3  NON-ALIENATION.  Except as provided in Section 10.5 of the SIP and
Section 4.4 of this Plan, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except for such claims as may be made by the Company.

7.4 WITHHOLDING OF TAXES. The Company, or its designee, may withhold from any payment of benefits under this Plan any income, employment or other taxes required to be withheld, including any taxes for which the Company or its designee may be liable with respect to the payment of such benefits.

7.5 UNSECURED INTEREST, FUNDING AND RIGHTS AGAINST ASSETS. No participant, surviving spouse, beneficiaries, or qualified alternate payee shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the
Company.   Account balances shall not be financed through a trust fund or insurance contracts or otherwise unless owned by the Company. Payment of account balances shall be paid in cash from the general funds of the Company. All expenses of administering this Plan shall be borne by the Company.

7.6  EFFECT ON OTHER BENEFIT PLANS.   Amounts payable under this Plan,
including Employer matching allocations and growth additions, shall not be considered compensation for purpose of any qualified or non-qualified retirement plan maintained by the Company. The treatment of such amounts under any other plan of the Company shall be determined under the provisions of such plan.

7.7 ADMINISTRATION. This Plan shall be administered by the Company (the "Administrator"). The Administrator shall have the power to construe and interpret this Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder. All determinations of the Administrator shall be final, binding, and conclusive on all persons.

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7.8  AMENDMENT, MODIFICATION OR TERMINATION.  The Board of Directors of the
Company, or, by delegation, the Compensation Committee of the Company, may at any time amend or modify this Plan in their sole discretion, provided that this Plan shall not be amended or modified so as to reduce or diminish the accounts of participant's or benefits then currently being paid to any participant, surviving spouse, beneficiary, or former participant without such person's consent. The power to terminate this Plan shall be reserved to the Board of Directors of Deere & Company. The procedure for amendment or modification of the Plan by either the Board of Directors, or, to the extent so authorized, the Compensation Committee of the Company, as the case may be, shall consist of: the lawful adoption of a written amendment or modification to the Plan by majority vote at a validly held meeting or by unanimous written consent, followed by the filing of such duly adopted amendment or modification by the Secretary with the official records of the Company. If a subsidiary or affiliate of Deere & Company which is covered by this Plan ceases to be a subsidiary or affiliate, the participation in this Plan by the employees of such subsidiary or affiliate shall terminate, and no employees of such former affiliate or subsidiary shall accrue or be entitled to a benefit under this Plan on and after the date such company ceases to be a subsidiary or affiliate of Deere & Company (other than former employees who were receiving benefit payments as of such date).












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